NEWS RELEASE
800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
FRIDAY, JUNE 19, 2009

GROUP 1 AUTOMOTIVE TO PRESENT AT WACHOVIA’S MID-YEAR EQUITY CONFERENCE

HOUSTON, June 19, 2009 — Group 1 Automotive Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at Wachovia’s 19th Annual Mid-Year Equity Conference. The presentation will provide an overview of Group 1’s first-quarter financial results, as well as its outlook and strategy for 2009.

Group 1 is scheduled to present at the InterContinental Boston hotel in Boston, Mass., on June 24, at 8:00 a.m. ET. A slide presentation and live audio webcast, with a replay available for 30 days, will be accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive Inc.
Group 1 owns and operates 99 automotive dealerships, 133 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.